Exhibit 4.12

[FORM OF FIXED RATE MEDIUM-TERM NOTE]

[FACE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

MEDIUM-TERM NOTE, SERIES E

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

(Fixed Rate)

[If this Note is to be a Global Security, insert — THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PRUDENTIAL FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY ACCEPTANCE OF THIS NOTE (OR A BENEFICIAL INTEREST HEREIN), EACH HOLDER OF THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE) WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER (OR PERSON WITH A BENEFICIAL INTEREST) TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” (SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), INDIVIDUAL RETIREMENT ACCOUNTS (“IRAS”) AND OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENT BY SUCH PLANS OR ACCOUNTS THEREIN (EACH A “PLAN”) OR ANY GOVERNMENTAL, CHURCH OR NON-U.S. PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF THE CODE OR ERISA

(COLLECTIVELY, “SIMILAR LAWS”) OR (II) THE PURCHASE, HOLDING AND, TO THE EXTENT RELEVANT, DISPOSITION OF THE NOTES BY THE HOLDER (OR PERSON WITH A BENEFICIAL INTEREST) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BY ACCEPTANCE OF A NOTE, EACH HOLDER OF A NOTE OR ANY INTEREST THEREIN THAT IS A PLAN AND THAT ACQUIRES NOTES OR AN INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING OF THE NOTES OR AN INTEREST THEREIN THAT PRUDENTIAL FINANCIAL, INC., THE AGENTS OR ANY OF OUR OR THEIR AFFILIATES (“THE TRANSACTION PARTIES”) HAVE NOT PROVIDED ANY INVESTMENT ADVICE, OR GIVEN ADVICE IN A FIDUCIARY CAPACITY TO THE PLAN, IN CONNECTION WITH THE PLAN’S ACQUISITION OR HOLDING OF THE NOTES OR AN INTEREST THEREIN.]

REGISTERED NO. FXR –	CUSIP No.	PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:	AUTHORIZED DENOMINATIONS: (only applicable if different from U.S.$1,000 and integral multiples of U.S.$1,000 or the Specified Currency is other than U.S. dollars)	EXCHANGE RATE AGENT:

ORIGINAL ISSUE DATE:	STATED MATURITY DATE:	INTEREST RATE PER ANNUM:

INTEREST PAYMENT DATES:	BUSINESS DAY CONVENTION:	REGULAR RECORD DATES:

DAY COUNT FRACTION:	REDEMPTION DATE(S) OR PERIOD(S):	INITIAL REDEMPTION DATE, IF ANY:

FINAL REDEMPTION DATE, IF ANY:

DAY COUNT FRACTION:

[ ] 1/1 (ISDA) for the period from         to

[ ] Actual/Actual (ISDA) for the period from         to

[ ] Actual/Actual (ICMA) for the period from         to

[ ] Actual/Actual (Bond) for the period from         to

[ ] Actual/Actual (Euro) for the period from         to

[ ] Actual/365 (Fixed) for the period from        to

REDEMPTION PRICE:

[ ] Actual/360 for the period from to [ ] Actual/360 (ICMA) for the period from to [ ] 30/360 for the period from to
REPAYMENT DATE(S) OR PERIOD(S):		DEFAULT RATE: (only applicable if Note is issued at original issue discount):

EXTENSION PERIOD:		OID DEFAULT AMOUNT: (only applicable if Note is issued at original issue discount)
OTHER PROVISIONS:

PRUDENTIAL FINANCIAL, INC., a New Jersey corporation (the “Company,” which term includes any successor entity), for value received, hereby promises to pay to [if the Note is to be a Global Security, insert – CEDE & Co., as nominee for The Depository Trust Company (“DTC”)] [                    ], or registered assigns, the principal sum of                    (any such currency, currency unit or composite currency being hereinafter referred to as a “Specified Currency”) on the Stated Maturity Date specified above (except, if applicable, to the extent redeemed or repaid prior to the Stated Maturity Date) [if the Note is to bear interest prior to Maturity, insert — , and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [insert the Interest Payment Dates] of each year, commencing on the Interest Payment Date immediately after the Original Issue Date (provided, however, that if the Original Issue Date is on or after a Regular Record Date and up to and including the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date), at the Interest Rate Per Annum set forth above, until the principal hereof is paid or made available for payment [if applicable insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of        % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.]

[If the Note is to bear interest prior to Maturity, insert — The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which, unless otherwise specified on the face of this Note, shall be the Business Day, as such term is defined below, immediately preceding each Interest Payment Date (as such Interest Payment Date may be adjusted by the Business Day Convention specified on the face of this Note), provided, however, that interest payable on the Stated Maturity Date (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date” with respect to the principal payable on such date) will be payable to the Person to whom principal shall be payable on such Maturity Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner.]

[If the Note is not to bear interest prior to Maturity, insert — . The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [If applicable, insert — Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the Default Rate specified above (to the extent that the payment of such interest on interest shall be legally enforceable) from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable upon demand.]

Payment of principal of (and premium, if any) and interest on this Note will be made in the Specified Currency shown above, except as hereinafter provided. The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in U.S. dollars by delivery of a written request to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as the Paying Agent, at 240 Greenwich Street, 7E, New York, New York 10286, Attn.: Corporate Trust Services, in the case of any interest payment due on an Interest Payment Date, at least fifteen calendar days prior to the applicable Regular Record Date, or, in the case of any other interest payment, at least fifteen calendar days prior to the Special Record Date, if one has been established, or in the case of any other payment, at least fifteen calendar days prior to such payment due date. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission.

Such election shall remain in effect unless such request is revoked at least fifteen calendar days prior to the applicable Record Date or the date fifteen calendar days prior to such payment due date.

[If the Note is to be a Global Security, insert — Notwithstanding the foregoing, any nominee of DTC, as Holder, will be deemed to have elected to receive all payments on a Note denominated other than in U.S. dollars, in U.S. dollars, except to the extent that such Holder requests, in accordance with the then current policies of DTC, that such payments be made in the Specified Currency, and to such extent payments on such Note will be made in the Specified Currency.]

If the Holder of a Note denominated in a Specified Currency other than U.S. dollars has elected to receive payments in U.S. dollars, payment in respect of such Note will be based upon the exchange rate as determined by the Exchange Rate Agent named on the face of this Note based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the Exchange Rate Agent, for purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency. The term “Business Day” means any day that is neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close, and, if applicable, (i) if this Note is denominated in a Specified Currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency; or (ii) if the Specified Currency is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business.

“Principal Financial Center” means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, the “Principal Financial Center” means The City of New York, and with respect to euros, the “Principal Financial Center” means the capital city of one of the member countries of the European Union as chosen by the Calculation Agent (after consultation with the Company).

If this Note is denominated in U.S. dollars, payments of interest on this Note on any Interest Payment Date other than the Maturity Date will be made, in the case of a Note registered to a nominee of DTC, in accordance with the procedures of DTC, and otherwise at the corporate trust office of the Trustee in The City of New York, currently at 240 Greenwich Street, 7E, New York, New York 10286, Attention: Corporate Trust Services, or, at the Company’s option, by check mailed to the Holder hereof entitled thereto.

If this Note is denominated in U.S. dollars, payment of the principal of and premium, if any, and interest on this Note which is due on the Maturity Date will be made in immediately available funds against presentation and surrender of this Note at the office of the Trustee in The City of New York, currently at 240 Greenwich Street, 7E, New York, New York 10286, Attention: Corporate Trust Services, or at such other office or agency of the Trustee in The City of New York as the Trustee shall designate in writing sent by mail to the Holders of the Notes at their registered addresses; provided, however, that if such payment is to be made by wire transfer, the Trustee shall have received at least two Business Days prior to such Maturity Date, appropriate wire transfer instructions in writing from the Holder of this Note.

If this Note is denominated in a Specified Currency other than U.S. dollars, unless otherwise specified above, payments of interest on, and principal and premium, if any, of this Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 Business Days prior to the Interest Payment Date or Maturity Date, as the case may be, by the registered Holder of this Note on the relevant Regular Record Date or Maturity Date; provided, however, that, in the case of payment of principal of (and premium, if any) and any interest due on the Maturity Date, this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent, and, unless revoked, or in the case of a Note registered to a nominee of DTC, not later than the time required by then-current policies of DTC, any such designation made with respect to any Note by a registered Holder will remain in effect with respect to any further payments with respect to this Note payable to such Holder. If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent’s receipt of such a designation, such payment will be made within 5 Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made. Any late payments made in these circumstances will be treated under the Indenture as if made on the due date, and no interest will accrue on late payments from the due date to the date paid.

[If the Note is to be a Global Security, insert — Payment of principal of (and premium, if any) and interest due on this Note will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of this Note for all purposes under the Indenture.]

If this Note is denominated in other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company’s control, is no longer used by the government of the relevant country (unless otherwise replaced by the euro), or is no longer used for the settlement of transactions by public institutions of the international banking community, then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The “Exchange Rate” means the noon buying rate in The City of New York for cable transfers for such Specified Currency. Any payment made under the circumstances and in a manner described above will not constitute an Event of Default under the Indenture.

If the Specified Currency shown above is redenominated or converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that Specified Currency (which may include European Union law), any payments in respect of this Note otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so redenominated, converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such redenomination, conversion or replacement.

If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Union law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Note otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law). Making payments in accordance with this or the preceding paragraph shall not, by itself, constitute a default in the Company’s obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Note or entitle the Company or any Holder of this Note to rescission of the purchase and sale of this Note or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

Reference herein to “this Note”, “hereof”, “herein” and comparable terms shall include the terms specified on the face and reverse hereof as well as an Addendum hereto (if an Addendum is specified above).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

MEDIUM-TERM NOTE, SERIES E

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

(Fixed Rate)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of April 25, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities of this series have been designated as the Medium-Term Notes, Series E, Due One Year or More from Date of Issue (herein called the “Notes”) and may be issued from time to time in an aggregate principal amount at any one time Outstanding not to exceed U.S.$20,000,000,000 or its equivalent in other currencies, currency units, or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies; provided, however, that the foregoing limit may be increased or decreased by the Company, if in the future it determines that it may want to sell additional Securities of this series or other securities.

This Note will not be convertible or subject to any sinking fund and, except as set forth in the following two paragraphs, will not be subject to redemption at the option of the Company or subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date.

If one or more Redemption Dates (or range of Redemption Dates) is specified on the face hereof, this Note will be subject to redemption, in whole or in part, on any such Redemption Date (or during any such range of Redemption Dates) on or after the Initial Redemption Date specified on the face hereof and until the Final Redemption Date specified on the face hereof at the option of the Company upon not less than 10 days’ nor more than 60 days’ prior written notice, at the Redemption Price (which may include a premium) specified on the face hereof, together with interest accrued to the date fixed for redemption. If fewer than all of the Notes subject to redemption are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and reasonable, or, in the case of a Note registered to a nominee of DTC, interests in such Note shall be selected for redemption by DTC in accordance with its standard procedures therefor.

If one or more Repayment Dates (or range of Repayment Dates) is specified on the face hereof, this Note will be subject to repayment, in whole or in part, on any such Repayment Date (or during any such range of Repayment Dates) at the option of the Holder hereof upon not less than 30 days’ nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount to be repaid, together with interest accrued to the date fixed for repayment. Unless otherwise specified on the face hereof, notice of the Holder’s option to elect repayment hereof shall consist of the delivery to the Trustee of this Note with the form on the reverse hereof entitled “Option to Elect Repayment” duly completed (with signature guaranteed), at least five Business Days prior to the end of the notice period. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining Outstanding after such repayment shall be in an authorized denomination. Exercise of a repayment option by the Holder of this Note will be irrevocable unless otherwise specified on the face hereof.

In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If so specified on the face of this Note, the Stated Maturity Date will be automatically extended for such periods and at such times as are set forth herein unless the Holder of the Note elects to terminate the automatic extension of the Note. The periods and times for which the maturity of the Note is to be automatically renewed, the date beyond which the maturity may not be so renewed, the procedures for the Holder of the Note to elect repayment of the Note in the event of such renewal and other details must be set forth on the face hereof.

Interest payable on this Note on any Interest Payment Date or the Maturity Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”). Accrued interest for any Interest Period will be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by multiplying the per annum Interest Rate by a factor resulting from the Day Count Fraction specified on the face hereof, as follows: (i) if “1/1 (ISDA)” is specified as the applicable Day Count Fraction, the factor will be equal to 1; (ii) if “Actual/Actual (ISDA)” is specified as the applicable Day Count Fraction, the factor will be equal to the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (A) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (B) the number of days in that portion of the interest period falling in a non-leap year divided by 365); (iii) if “Actual/Actual (ICMA)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of days in the interest period, including February 29 in a leap year, divided by the product of (A) the actual number of days in such interest period and (B) the number of interest periods in the calendar year; (iv) if “Actual/Actual (Bond)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of calendar days in the interest period, divided by the number of calendar days in the interest period multiplied by the number of interest periods in the calendar year; (v) if “Actual/Actual (Euro)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of calendar days in the interest period divided by 365 or, if the interest period includes February 29, 366; (vi) if “Actual/365 (Fixed)” is specified as the applicable Day Count Fraction, the factor will be equal to the actual number of days in the interest period divided by 365; (vii) if “Actual/360” is specified as the applicable Day Count Fraction, the factor will be equal to the actual number of days in the interest period divided by 360; (viii) if “Actual/360 (ICMA)” is specified as the applicable Day Count Fraction, the factor will be equal to the number of calendar days in the period, including February 29 in a leap year, divided by 360 days; and (ix) if “30/360” is specified, the factor will be calculated on the basis of a 360 day year of 12 30-day months. Unless otherwise specified on the face hereof, the Day Count Fraction applicable to the Notes shall be 30/360.

If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, unless otherwise specified on the face hereof, the related payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on such next succeeding Business Day. If one of the following Business Day Conventions is specified on the face hereof, the Interest Payment Dates and Interest Periods will be affected (and, consequently, may be adjusted) as follows, except that any payment due on the Maturity Date (including any interest payment) will not be affected as described herein: (i) “Following Business Day Convention” means, for any relevant date other than the Maturity Date, if such date would otherwise fall on a day that is not a Business Day, then such date will be postponed to the next day that is a Business Day; (ii) “Modified Following Business Day Convention” means, for any relevant date other than the Maturity Date, if such date would otherwise fall on a day that is not a Business Day, then such date will be postponed to the next day that is a Business Day, except that, if the next Business Day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a Business Day; (iii) “Following Unadjusted Business Day Convention” means, for any Interest Payment Date, other than the Maturity Date, that falls on a day that is not a Business Day, any payment due on such Interest Payment Date will be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; and (iv) “Modified Following Unadjusted Business Day Convention” means, for any Interest Payment Date, other than the Maturity Date, that falls on a day that is not a Business Day, any payment due on such Interest Payment Date will be postponed to the next day that is a business day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date will be advanced to the Business Day immediately preceding such Interest Payment Date.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

[If the Note is not an Original Issue Discount Security, insert — If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Note is an Original Issue Discount Security, insert —(i) If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner and with the effect provided in the Indenture, shall be determined in the manner set forth under “OID Default Amount” on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption or at maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption or maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or this Note or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Security, certain additional limitations set forth herein and in the Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof or (ii) if this Note is denominated in a Specified Currency other than U.S. dollars, in the denominations indicated on the face hereof, equivalent to U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof, using an exchange rate equal to the noon buying rate in The City of New York for cable transfers for such Specified Currency on the first Business Day immediately preceding the date on which the Company accepts the offer to buy such Note, unless otherwise specified above. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations set forth herein and in the Indenture, which limitations may be subject to the procedures of DTC) therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or the portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with interest to the date fixed for repayment, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the holder of this Note, not more than 60 nor less than 30 days prior to the date fixed for repayment, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 [or its equivalent in any Specified Currency other than U.S. dollars] provided that any remaining principal hereof shall be at least U.S.$1,000 [or its equivalent in any Specified Currency other than U.S. dollars]) which the holder elects to have repaid and specify the denomination or denominations (which shall be at least U.S.$1,000 or an integral multiple of U.S.$l,000 [or their equivalents in any Specified Currency other than U.S. dollars] in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, this Note will be issued for the portion not being repaid).

[Currency
Symbol] Date

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Signature Guarantee

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

((Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM ☐ as tenants in common

UNIF GIFT MIN ACT ☐ ☐	Custodian
(Cust) (Minor)

Under Uniform Gifts to Minors Act

(State)

TEN ENT ☐ as tenants by the entireties

JT TEN ☐ as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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